Exhibit 8.1
List of Subsidiaries And Variable Interest Entities
Subsidiaries:
Ctrip.com (Hong Kong) Limited, a Hong Kong company
Ctrip Computer Technology (Shanghai) Co., Ltd., a PRC company
Ctrip Travel Information Technology (Shanghai) Co., Ltd., a PRC company
Ctrip Travel Network Technology (Shanghai) Co., Ltd., a PRC company
C-Travel International Limited, a Cayman Islands company
Ctrip Information Technology (Nantong) Co., Ltd., a PRC company
China Software Hotel Information System Co., Ltd., a PRC company
Starway Hotels (Hong Kong) Limited, a Hong Kong company
Starway Hotels (Shanghai) Co., Ltd., a PRC company
Consolidated Variable Interest Entities:
Beijing Ctrip International Travel Agency Co., Ltd.
Shanghai Ctrip Commerce Co., Ltd.
Guangzhou Ctrip Travel Agency Co., Ltd.
Shanghai Huacheng Southwest Travel Agency Co., Ltd.
Shanghai Ctrip International Travel Agency Co., Ltd. (formerly Shanghai Ctrip Charming International Travel Agency Co., Ltd.)
Shenzhen Ctrip Travel Agency Co., Ltd.
Nantong Tongcheng Information Technology Co., Ltd.